EXHIBIT 10.1

Transition Employment Letter

June 3, 2014

Ian Morris

c/o Market Leader, LLC

Dear Ian,

As we have discussed, your role will be transitioned from a full-time employee of Market Leader, LLC (“Market Leader”), a wholly-owned subsidiary of Trulia, Inc. (“Trulia”) into a consulting role. Your last day of employment will be September 4, 2014 (your actual termination of employment will referred to herein as the “Actual Termination Date”). In connection with your transition, we would like you to enter into this Transition Employment Letter (the “Transition Letter”) to memorialize your employment between the date hereof and the Actual Termination Date (such period of time, the “Transition Term”). The Transition Letter is effective immediately. For clarity, upon the end of the Transition Term on the Actual Termination Date you will be eligible for the severance benefits set forth in Section 5.

1. Duties. During the Transition Term, you will perform such transition employment duties reasonably requested by Market Leader and/or Trulia.

2. Compensation & Benefits. During the Transition Term, your annual base salary will continue to be $389,800, and you will no longer be eligible for an annual bonus under the Market Leader annual bonus plan.

During the Transition Term, you will continue to be eligible to participate in employee benefit plans at Market Leader at the same level that you currently participate, subject to the applicable terms and conditions of such programs and plans.

3. Post-Transition Consulting. Immediately following the end of the Transition Term and without any break in service, the signed consulting agreement, attached hereto as Exhibit A, will become effective (the “Consulting Agreement”), subject to your execution of a release agreement in the form attached hereto as Exhibit B. You will provide services under the Consulting Agreement beginning on the Actual Termination Date through August 31, 2015 (such period of time, the “Consulting Term”).

4. Equity Awards.

a.	Outstanding Awards. You currently hold the following equity awards covering Trulia common stock (collectively, the “Equity Awards”):

Grant Date	Award Type	Equity Plan	Shares Outstanding	Exercise Price
August 30, 2005	Option	Market Leader 2004 Plan	43,450	$45.68

Grant Date	Award Type	Equity Plan	Shares Outstanding	Exercise Price
September 23, 2010	Option	Market Leader 2004 Plan	11,316	$6.94
October 6, 2011	SAR	Market Leader 2004 Plan	16,294	$7.81
June 14, 2012	SAR	Market Leader 2004 Plan	16,294	$16.09
August 29, 2013	Option	Trulia 2012 Plan	125,000	$41.67
August 29, 2013	RSU	Market Leader 2012 Plan	142,188	—
August 29, 2013	Performance RSU	Trulia 2012 Plan	300,000	—

For clarity, your Equity Awards granted prior to August 29, 2013 will be referred to herein as “Market Leader Equity Awards.”

b.	Continued Vesting during the Transition Term. During the Transition Term, the Equity Awards will continue to vest by their current terms.

c.	Certain Vesting during the Consulting Term. During the Consulting Term, only your time-based restricted stock unit grant on August 29, 2013 covering 175,000 shares (the “Retention RSUs”) and any unvested Market Leader Equity Awards will continue to vest through the Consulting Term. At the end of the Consulting Term, any remaining unvested Market Leader Equity Awards will vest. Notwithstanding the terms of your applicable Equity Award agreement, as of the Actual Termination Date, any unvested shares subject to all of your other Equity Awards (other than the Retention RSUs and any unvested Market Leader Equity Awards) will terminate and forfeit to Trulia without consideration. Any vested shares subject to your stock option grant on August 29, 2013 covering 125,000 shares will remain exercisable after the Actual Termination Date in accordance with the applicable post-termination exercise period set forth in the underlying Equity Award agreement.

d.	Accelerated Vesting Upon Early Termination of Consulting Term. If during the Consulting Term, your service is terminated without Cause (as defined below), then the Retention RSUs and any unvested Market Leader Equity Awards will accelerate and vest as to any shares that would have vested had you continued to provide services through August 31, 2015, subject to your execution of the supplemental release referred to in the Consulting Agreement.

5. Termination of Employment. If (i) you complete the Transition Term or (ii) if prior to the expected completion of the Transition Term, your employment is terminated without Cause or you resign for Good Reason (as defined below), then, in either case, and subject to your execution of a release of claims (in the form attached hereto as Exhibit B) (the “Release”), you will receive the following:

a.	Any unpaid base salary accrued for services performed as of the Actual Termination Date;

b.	You will be paid continuing payments of severance pay at a rate equal to your base salary rate, as then in effect, for a period of 12 months. The severance will be paid, less applicable withholdings, in installments over the severance period with the first payment to commence on the first payroll date following the Release Deadline (as defined below), with any remaining payments paid in accordance with the Market Leader and/or Trulia’s normal payroll practices for the remainder of the severance period following your termination of employment (subject to any delay as may be required by Section 8);

c.	A lump sum severance bonus payment equal to $87,300, which is 100% of your bonus from fiscal 2013. The severance bonus payment will be paid, less applicable withholdings, on the first payroll date following the Release Deadline;

d.	Subject to your timely election of continuation coverage under COBRA for you and your eligible dependents, your COBRA premiums will be paid by Trulia and/or Market Leader for a period of 18 months;

e.	You will be paid for all accrued vacation;

f.	All unvested shares subject to your Market Leader Equity Awards that would have been exercisable on the fourth quarterly vesting date following the Actual Termination Date will be deemed vested and exercisable; and

g.	Your stock option grant on September 23, 2010 will remain exercisable until its original termination / expiration date.

6. Conditions to Receipt of Severance.

a.	Release. The receipt of any severance payments or benefits (other than the accrued unpaid salary set forth in Section 5(a)) pursuant to this Transition Letter is subject to your signing and not revoking the Release, which must become effective and irrevocable no later than the 60th day following the Actual Termination Date (the “Release Deadline”). If the Release does not become effective and irrevocable by the Release Deadline, you will forfeit any right to severance payments or benefits under this Transition Letter. In no event will severance payments or benefits be paid or provided until the Release actually becomes effective and irrevocable.

b.	Confidentiality Agreement. The receipt of any severance payments or benefits (other than the accrued unpaid salary set forth in Section 5(a)) pursuant to this Transition Letter is subject to your continuing to comply with the terms of your Market Leader Confidential Information, Inventions, Nonsolicitation and Noncompetition Agreement (the “Confidentiality Agreement”).

7. Definitions. The following terms referred to in this Transition Letter will have the following meanings:

a.	“Cause” will be limited to the occurrence of one or more of the following events:

i.	Willful misconduct, insubordination, or dishonesty in the performance of your duties or other knowing and material violation of policies and procedures of Trulia and/or Market Leader in effect from time to time which results in a material adverse effect on Trulia and/or Market Leader;

ii.	Your continued failure to satisfactorily perform your duties for a period of 60 consecutive days after receipt of written notice that specifically identifies the areas in which your performance is deficient and you fail to cure such acts or omissions within 30 days after receipt of the written notice;

iii.	Your conviction of a felony involving an act of dishonesty, moral turpitude, deceit or fraud, or the commission of acts that could reasonably be expected to result in such a conviction;

iv.	Your current use of illegal substances that results in a criminal conviction and materially impairs the business, goodwill or reputation of Trulia and/or Market Leader; or

v.	Your material violation of your Confidentiality Agreement that results in a material adverse effect on Trulia and/or Market Leader.

b.	“Good Reason” will mean that you, without your consent, have either:

i.	Incurred a material reduction in your duties, authority or responsibility at Market Leader;

ii.	Incurred an involuntary and material reduction in your base salary from Market Leader;

iii.	Suffered a material breach of this Transition Letter by Market Leader; or

iv.	Suffered a material change in the geographic location at which you must perform your services.

For clarity, the basis for any claim for Good Reason will be based on your duties, compensation and geographic location for services as of the commencement of the Transition Term. Accordingly, by your signature to this Transition Letter, you agree that the terms of employment set forth in this Transition Letter do not constitute Good Reason.

Notwithstanding any provision of this Transition Letter to the contrary, your termination of employment shall not be for Good Reason unless (x) you notify Market Leader or any successor in writing of the occurrence or existence of the event or condition that you believe constitutes Good Reason within 30 days of the initial existence of such event or condition (which notice specifically identifies the event or condition), (y) Market Leader or any successor fails to correct the event or condition so identified in all material respects within 30 days after the date on which it receives such notice (the “Remedial Period”), and (z) you actually terminate employment within 30 days after the expiration of the Remedial Period and before Market Leader or any successor remedies the event or condition (even if after the end of the Remedial Period).

8. Section 409A. The severance benefits are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code and the final Treasury Regulations and official guidance thereunder (collectively, “Section 409A”). Any severance or benefits payable pursuant to this Transition Letter and any other severance payments or separation benefits, that in each case, when considered together are considered deferred compensation under Section 409A (together, the “Deferred Payments”), will not become payable unless you incur a “separation from service” within the meaning of Section 409A. If, at the time of your separation from service, you are a “specified employee” within the meaning of Section 409A, payment of Deferred Payments will be delayed to the extent necessary to avoid the imposition of the additional tax imposed under Section 409A, which generally means that you will receive payment on the date that is 6 months and 1 day following your termination of employment. Trulia and Market Leader intend that all severance payments and benefits made under this Transition Letter are exempt from, or comply with, the requirements of Section 409A so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities will be interpreted to so be exempt or comply. You, Market Leader and Trulia agree to work together in good faith to consider amendments to this Transition Letter and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to you under Section 409A. In no event will Market Leader and/or Trulia reimburse you for any taxes that may be imposed on you as a result of Section 409A. Each payment and benefit payable under this Transition Letter is intended to constitute a separate payment under Section 1.409A-2(b)(2) of the Treasury Regulations.

9. Entire Agreement. This Transition Letter (including all exhibits hereto) along with the Confidentiality Agreement and your Equity Award agreements reflects the entire agreement with respect to the terms and conditions of your employment with Market Leader and supersedes all other employment agreements with Market Leader and/or Trulia, including, but not limited to, your Employment Agreement with Market Leader dated May 13, 2004, as amended December 30, 2008 and January 1, 2013, and the Employment Agreement Addendum with Trulia dated May 7, 2013.

10. Indemnification. During the Transition Term, all existing rights of indemnification that you have will remain in place. After the Transition Term, you will continue to receive the indemnification rights afforded other officers after the termination of their employment for actions taken while you were an officer of the Company.

[Signature Page to Follow]

To indicate your acceptance, please sign and date this Transition Letter in the space provided below and return it to me. This Transition Letter may not be modified or amended except by a written agreement, signed by an officer of Trulia and by you.

Very truly yours,

Trulia, Inc.

By:	/s/ Elizabeth Brown
Elizabeth Brown
Vice President, Human Resources

AGREED AND ACCEPTED:

/s/ Ian Morris
Ian Morris

[Signature Page of Transition Letter]

Exhibit A

Consulting Agreement

MARKET LEADER, INC.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered by and between Market Leader, Inc. (the “Company”), a wholly-owned subsidiary of Trulia, Inc. (“Trulia”), and Ian Morris (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”), effective immediately following Consultant’s termination of employment with the Company (the “Effective Date”).

The Company desires to retain Consultant as an independent contractor to perform business advisor services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1. Services and Compensation

Consultant was recently an employee of the Company, with a termination date of September 4, 2014 (the “Termination Date”). The Company is engaging Consultant to provide business advisor services to the Company and/or Trulia, Inc. (“Trulia”) on a transitional basis as set forth below through an anticipated completion date of August 31, 2015. Consultant’s duties and responsibilities to the Company will be such projects as are reasonably necessary to support the task of successfully integrating the Company with Trulia. It is the intent of the parties that Consultant’s termination of employment with the Company on the Termination Date constituted a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)(1). Accordingly, the Parties reasonably anticipate that Consultant will be providing services to the Company under this Agreement at a level less than or equal to 20% of the average level of Consultant’s services to the Company in the 36-month period prior to Consultant’s termination of employment with the Company.

Consultant shall perform the services described in Exhibit A (the “Services”) for the Company (or its designee), and the Company agrees to provide Consultant with the compensation described in Exhibit A for Consultant’s performance of the Services.

2. Confidentiality

A. While Acting as a Consultant. The terms of the Market Leader Confidential Information, Inventions, Nonsolicitation and Noncompetition Agreement will apply to confidential information Consultant obtains during the consulting period.

B. Survival of Market Leader Confidential Information, Inventions, Nonsolicitation and Noncompetition Agreement. Consultant acknowledges that Consultant’s post-termination obligations pursuant to the Confidential Information, Inventions, Nonsolicitation and Noncompetition Agreement between Consultant and the Company (the “Confidentiality Agreement”) remain in full effect and are not superseded or revised in any way by this Agreement.

3. Ownership

A. Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this

Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.

B. Pre-Existing Materials. Subject to Section 3.A, Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission.

C. Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D. Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and to retain such records for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.

E. Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 3.E shall continue after the termination of this Agreement.

F. Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

4. Conflicting Obligations. Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.

5. Return of Company Materials

Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3.D and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.

6. Reports

Consultant agrees that Consultant will periodically keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the reasonable time expended in preparing such written reports will be considered time devoted to the performance of the Services.

7. Term and Termination

A. Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until termination as provided in Section 7.B.

B. Termination. This Agreement will terminate automatically on August 31, 2015. The Company may earlier terminate this Agreement upon giving Consultant fourteen (14) days prior written notice of such termination pursuant to Section 13.G of this Agreement, except that any earlier termination by the Company may be subject to accelerated vesting as set forth in Exhibit A.

C. Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except: Article 2 (Confidentiality), Article 3 (Ownership), Section 4.B (Conflicting Obligations), Article 5 (Return of Company Materials), Article 7 (Term and Termination), Article 8 (Independent Contractor; Benefits), Article 9 (Indemnification), Article 10, (Nonsolicitation), Article 11 (Arbitration and Equitable Relief), and Article 12 (Miscellaneous) will survive termination or expiration of this Agreement in accordance with their terms.

8. Independent Contractor; Benefits

A. Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

B. Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company under this Agreement, where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

9. Indemnification

Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees, contractors or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, (iii) any breach by the Consultant or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement and corresponding Confidential Information and Invention Assignment Agreement, (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the Inventions or other deliverables of Consultant under this Agreement.

10. Nonsolicitation

To the fullest extent permitted under applicable law, from the date of this Agreement until twelve (12) months after the termination of this Agreement for any reason (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, directly or indirectly, solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for Consultant or for any other person or entity. Consultant agrees that nothing in this Article 10 shall affect Consultant’s continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, Consultant’s obligations under Article 2.

11. Arbitration and Equitable Relief

A. Arbitration. IN CONSIDERATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH COMPANY, ITS PROMISE TO ARBITRATE ALL DISPUTES RELATED

TO CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY AND CONSULTANT’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID TO CONSULTANT BY COMPANY, AT PRESENT AND IN THE FUTURE, CONSULTANT AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION PURSUANT TO WASHINGTON LAW. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. DISPUTES WHICH CONSULTANT AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, ANY PROVISIONS OF THE WASHINGTON CODE AND ANY STATUTORY OR COMMON LAW CLAIMS. CONSULTANT FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH CONSULTANT.

B. Procedure. CONSULTANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”) PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND FROM HUMAN RESOURCES. CONSULTANT AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS APPLYING THE STANDARDS SET FORTH UNDER THE WASHINGTON CODE OF CIVIL PROCEDURE. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY WHERE PROVIDED BY APPLICABLE LAW. CONSULTANT AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH WASHINGTON LAW, INCLUDING THE WASHINGTON CODE OF CIVIL PROCEDURE AND THE WASHINGTON EVIDENCE CODE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL WASHINGTON LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH WASHINGTON LAW, WASHINGTON LAW SHALL TAKE PRECEDENCE. CONSULTANT FURTHER AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN KING COUNTY, WASHINGTON.

C. Remedy. EXCEPT AS PROVIDED BY THE ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE

BETWEEN CONSULTANT AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE ACT AND THIS AGREEMENT, NEITHER CONSULTANT NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

D. Availability of Injunctive Relief. THE PARTIES AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY AGREEMENT REGARDING INTELLECTUAL PROPERTY, CONFIDENTIAL INFORMATION OR NONINTERFERENCE. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.

E. Administrative Relief. CONSULTANT UNDERSTANDS THAT EXCEPT AS PERMITTED BY LAW THIS AGREEMENT DOES NOT PROHIBIT CONSULTANT FROM PURSUING CERTAIN ADMINISTRATIVE CLAIMS WITH LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODIES OR GOVERNMENT AGENCIES SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE CONSULTANT FROM BRINGING ANY ALLEGED WAGE CLAIMS WITH THE DEPARTMENT OF LABOR STANDARDS ENFORCEMENT. LIKEWISE, THIS AGREEMENT DOES PRECLUDE CONSULTANT FROM PURSUING COURT ACTION REGARDING ANY ADMINISTRATIVE CLAIMS, EXCEPT AS PERMITTED BY LAW.

F. Voluntary Nature of Agreement. CONSULTANT ACKNOWLEDGES AND AGREES THAT CONSULTANT IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. CONSULTANT FURTHER ACKNOWLEDGES AND AGREES THAT CONSULTANT HAS CAREFULLY READ THIS AGREEMENT AND THAT CONSULTANT HAS ASKED ANY QUESTIONS NEEDED FOR CONSULTANT TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT CONSULTANT IS WAIVING CONSULTANT’S RIGHT TO A JURY TRIAL. FINALLY, CONSULTANT AGREES THAT CONSULTANT HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF CONSULTANT’S CHOICE BEFORE SIGNING THIS AGREEMENT.

12. Miscellaneous

A. Governing Law;. This Agreement shall be governed by the laws of the State of Washington, without regard to the conflicts of law provisions of any jurisdiction.

B. Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.

C. Entire Agreement. This Agreement, together with the Separation Agreement and Release, the Confidentiality Agreement, the Transition Employment Letter, and the award agreements governing the Equity Awards, constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.

D. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E. Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

F. Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G. Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 13.G.

(1) If to the Company, to:

116 New Montgomery St. #300

San Francisco, CA 94105

Attention: Legal Department, Vice President & General Counsel

(2) If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

H. Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

I. Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.

CONSULTANT		MARKET LEADER, INC.

By:	/s/ Ian Morris	By:	/s/ Elizabeth Brown

Name:	Ian Morris	Name:	Elizabeth Brown

Title:	Individual	Title:	Vice President, Human Resources

Address for Notice:

EXHIBIT A TO THE CONSULTING AGREEMENT

SERVICES AND COMPENSATION

1. Contact. Consultant’s principal Company contact:

Name:	Elizabeth Brown

Title:	Vice President of Human Resources

Email:	ebrown@trulia.com

Phone:	(415) 400-7248

2. Services. The Services will include, but will not be limited to, the following:

During the term of this Agreement, Consultant will perform business advisor services for the Company and/or Trulia, Inc. as reasonably requested by Company and/or Trulia, Inc. to assist in the successful integration of the Company with Trulia, Inc.

3. Compensation.

A. Consultant will continue to vest in Consultant’s restricted stock unit grant on August 29, 2013 covering 175,000 shares of Trulia common stock (the “Retention RSUs”) and any unvested equity awards granted prior to August 29, 2013 (the “Market Leader Equity Awards). Company and Trulia confirm that performing consulting services under this Agreement will constitute continued service relationship under the Retention RSU’s plan. Other than the Retention RSUs and the Market Leader Equity Awards, no portion of Consultant’s other Equity Awards (as defined in the Transition Letter) will continue to vest following the Termination Date. For purposes of the Market Leader Equity Awards, a Termination of Service (as defined in the Market Leader Equity Awards) will not be deemed to occur until the termination of the Consulting Agreement.

B. If during the term of this Agreement, your service is terminated without Cause (any termination other than for Cause as defined in the Transition Employment Letter), then the Retention RSUs and any unvested Market Leader Equity Awards will accelerate and immediately vest as to any shares that would have vested had you continued to provide services through August 31, 2015, subject to your execution of a supplemental release agreement.

C. The Company will reimburse Consultant, in accordance with Company policy, for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement, if Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.

D. As a condition for any of the vesting of the Retention RSUs, Consultant agrees to execute a supplemental release agreement immediately following the conclusion of the term of this Agreement.

All payments and benefits provided for under this Agreement are intended to be exempt from or otherwise comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (together, “Section 409A”) so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

CONSULTANT		MARKET LEADER, INC.

By:		By:

Name:	Ian Morris	Name:	Elizabeth Brown

Title:	Individual	Title:	Vice President, Human Resources

Date:		Date:

Exhibit B

Release

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between [CLICK AND TYPE NAME] (“Employee”) and Market Leader, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company, a wholly-owned subsidiary of Trulia, Inc. (“Trulia”);

WHEREAS, Employee signed a Confidential Information, Inventions, Nonsolicitation and Noncompetition Agreement with the Company on [Click And Type Date] (the “Confidentiality Agreement”);

WHEREAS, Employee has entered into a Transition Employment Letter dated [Click And Type Date] (the “Transition Letter”);

WHEREAS, the Company and Employee have entered into equity award agreements covering the Equity Awards (as defined in the Transition Letter);

WHEREAS, the Employee’s employment with the Company terminated effective [Click And Type Date] (the “Termination Date”) ; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

AGREEMENT

1. Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, and provided that Employee does not revoke the Agreement under paragraph 6 below, the Company agrees as follows:

a. Separation Payment. The Company agrees to pay Employee the consideration set forth in Section 5 of the Transition Letter in the time and manner set forth therein.

b. General. Employee acknowledges that without this Agreement, he is otherwise not entitled to the consideration listed in this paragraph 1.

2. Equity. The Parties agree that for purposes of the Equity Awards, Employee will be considered to have vested in the amount set forth in Exhibit D through the Termination Date.

Employee acknowledges that as of the Termination Date, Employee will have vested in the amount set forth in Exhibit D. The exercise of Employee’s vested stock options and shares shall continue to be governed by the terms and conditions of the agreements governing the Equity Awards. As of the Termination Date, no further Equity Awards will continue to vest other than the Retention RSUs and the Market Leader Equity Awards.

3. Benefits. Employee’s health insurance benefits shall cease on [Click And Type Date], 2014, subject to Employee’s right to continue his health insurance under COBRA and the terms of the Transition Letter. Except as otherwise provided in agreements between the parties, Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Termination Date.

4. Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

5. Consulting Term. Immediately following the Termination Date and without a break in service, Employee will continue to provide business advisory services to the Company and/or Trulia pursuant to the Consulting Agreement (as attached to the Transition Letter as Exhibit A). It is the intent of the Parties that Employee’s termination of employment with the Company on the Termination Date constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)(1). Accordingly, the Parties reasonably anticipate that Consultant will be providing services under the Consulting Agreement at a level less than or equal to 20% of the average level of Employee’s services to the Company in the 36-month period prior to Employee’s termination of employment with the Company.

6. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, parents, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; constructive discharge; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Washington Law against Discrimination; and any other law of the State of Washington or any other state;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company).

7. Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has forty-five (45) days within which to consider this Agreement; (c) as set forth in Exhibits A, B, and C attached hereto, he has been advised in writing by the Company of the class, unit, or group of individuals covered by the reduction in force, the eligibility factors for the reduction in force, and the job titles and ages of all individuals who were and were not selected; (d) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (e) this Agreement shall not be effective until after the revocation period has expired; and (f) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 45-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the Chief Executive Officer of Trulia that is received prior to the Effective Date. The Parties agree that changes to this Agreement, whether material or immaterial, do not restart the running of the 45-day consideration period referenced above.

8. Unknown Claims. Employee acknowledges that he has been advised to consult with legal counsel and that he is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the releasee. Employee, being aware of said principle, agrees to expressly waive any rights he may have to that effect, as well as under any other statute or common law principles of similar effect.

9. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

10. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees not to apply for employment with the Company and not otherwise pursue a vendor relationship with the Company.

11. Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and any restrictive covenants contained therein.

12. No Cooperation. Employee agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

13. Non-Disparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Company will instruct its officers and directors to refrain from any disparagement, defamation, libel, or slander of Employee. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment, unless otherwise requested by Employee.

14. Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

15. Breach. In addition to the rights provided under paragraph 24 below (the “Attorneys’ Fees” section), Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law. Prior to taking such action, the Company shall provide written notice to Employee and a fourteen (14) day opportunity to cure, if cure is reasonably possible.

16. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

17. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN KING COUNTY, WASHINGTON, BEFORE THE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH WASHINGTON LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL WASHINGTON LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH WASHINGTON LAW, WASHINGTON LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

19. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his behalf under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon.

20. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

21. No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

22. No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms or conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

23. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

24. Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

25. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement, the Transition Agreement, the Consulting Agreement and the agreements governing the Equity Awards.

26. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and Trulia’s Chief Executive Officer.

27. Governing Law. This Agreement shall be governed by the laws of the State of Washington, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Washington.

28. Section 409A. The severance benefits under this Agreement are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the final Treasury Regulations and official guidance thereunder (collectively, “Section 409A”). Any severance or benefits payable pursuant to this Agreement and any other severance payments or separation benefits, that in each case, when considered together are considered deferred compensation under Section 409A (together, the “Deferred Payments”), will not become payable unless Employee incurs a “separation from service” within the meaning of Section 409A. If, at the time of Employee’s separation from service, Employee is a “specified employee” within the meaning of Section 409A, payment of Deferred Payments will be delayed to the extent necessary to avoid the imposition of the additional tax imposed under Section 409A, which generally means that Employee will receive payment on the date that is 6 months and 1 day following Employee’s termination of employment. Trulia and the Company intend that all severance payments and benefits made under this Agreement are exempt from, or comply with, the requirements of Section 409A so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities will be interpreted to so be exempt or comply. Employee, Market Leader and Trulia agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Employee under Section 409A. In no event will Market Leader and/or Trulia reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A. Each payment and benefit payable under this Agreement is intended to constitute a separate payment under Section 1.409A-2(b)(2) of the Treasury Regulations.

29. Effective Date. Employee has seven (7) days after he signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked before that date (the “Effective Date”). Employee understands that this Agreement shall be null and void if not effective and irrevocable as of the 60th day after the Termination Date.

30. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

31. Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee acknowledges that:

a. he has read this Agreement;

b. he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

c. he understands the terms and consequences of this Agreement and of the releases it contains; and

d. he is fully aware of the legal and binding effect of this Agreement.

[Remainder of Page Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Ian Morris, an individual

Dated:
Ian Morris

Market Leader, Inc.

Dated:	By
[Click and Type Officer Name]
[Click and Type Title]

EXHIBIT A

DECISIONAL UNIT INFORMATION

The following information is provided under federal law to assist you in making a decision whether to sign this Separation Agreement and Release, and accept the severance benefits offered by the Company:

1. Decisional Unit. The decisional unit for this reduction in force is Market Leader Executive Team.

2. Eligibility. All persons included in the Market Leader Executive Team are eligible for the program. All persons who are being terminated in the reduction in force are selected for the program.

3. How Long to Decide. You will have up to forty-five (45) days from the receipt of this Agreement in which to decide whether to sign this Agreement and return it to the Company. The offer of severance benefits contained in this Agreement will expire on if the Agreement is not effective and irrevocable prior to the 60 day anniversary of the Termination Date. Please note that once you have signed this Agreement, you will have seven (7) days to revoke your signature and acceptance of the terms of this Agreement.

4. Selection Information. Federal law provides certain information be given to you concerning individuals who were eligible and selected for the reduction in force and individuals who were eligible but not selected for the reduction in force. This information can be found in Exhibits B and C, which follow this Exhibit A.

EXHIBIT B

DATA SHEET BY AGE (INDIVIDUALS NOT SELECTED)

September 4, 2014

Job Titles of Individuals Not Selected from the Decisional Unit for this Reduction in Force and Not Offered Severance Benefits:

Job Title	Age(s)

EVP, Sales and Business Development

VP, Demand Generation

SVP, Strategic Partnerships

EXHIBIT C

DATA SHEET BY AGE (INDIVIDUALS SELECTED)

September 4, 2014

Job Titles of Individuals Selected from the Decisional Unit for this Reduction in Force and Offered Severance Benefits for Signing this Separation Agreement and Release:

Job Title	Age(s)

President

Chief Financial Officer

Chief Marketing Officer

Chief Technology Officer

EXHIBIT D

EQUITY AWARDS

Grant Date	Award Type	Equity Plan	Shares Granted	Shares Vested and Outstanding as of Termination Date	Exercise Price

August 30, 2005	Option	Market Leader 2004 Plan	43,450	43,450	$45.68

September 23, 2010	Option	Market Leader 2004 Plan	72,418	9,050	$6.94

October 6, 2011	SAR	Market Leader 2004 Plan	57,934	8,144	$7.81

June 14, 2012	SAR	Market Leader 2004 Plan	43,450	8,144	$16.09

August 29, 2013	Option	Trulia 2012 Plan	125,000	31,250	$41.67

August 29, 2013	RSU	Market Leader 2004 Plan	175,000	10,938	—

August 29, 2013	Performance RSU	Trulia 2012 Plan	300,000	—	—